SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                Date of Report February 27, 1996


                (Date of earliest event reported)


                   ---------------------------


                       IDAHO POWER COMPANY
       (Exact name of registrant as specified in charter)



           Idaho                  1-3198         82-0130980
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)


                       1221 W Idaho Street

                     Boise, Idaho 83702-5627

      (Address of principal executive offices)   (Zip Code)

          Registrant's telephone number, (208) 388-2200




      _____________________________________________________
      Former name or address, if changed since last report.



              (This document consists of 28 pages)
                       Idaho Power Company

                            Form 8-K


Items 1 through 6 and Item 8 are inapplicable and have been omitted herefrom.

Item 7. Financial Statements and Exhibits
        (a)       Financial Statements
            Independent Auditors' Report.
            Consolidated Statements of Income for Years Ended December 31, 1995, 1994 and 1993.
            Consolidated Statements of Retained Earnings for Years Ended December 31, 1995, 1994 and 1993. Consolidated Balance Sheets at December 31, 1995, 1994 and 1993.
            Consolidated   Statements  of   Capitalization   at
            December 31, 1995, 1994 and 1993.
            Notes to Consolidated Financial Statements.
            Schedule  II - Consolidated Valuation and  Qualifying
            Accounts.
        (c)       Exhibits
            12 - Ratio of Earnings to Fixed Charges.
            12(a)Supplemental   Ratio   of  Earnings   to   Fixed
                  Charges.
            12(b)Ratio  of  Earnings  to Combined  Fixed  Charges
                  and Preferred Dividend Requirements.
            12(c)Supplemental  Ratio  of  Earnings  to   Combined
                  Fixed    Charges    and   Preferred    Dividend
                  Requirements.
            23 -      Auditor Consent.
            27 -      Financial Data Schedule

                           SIGNATURES

         Pursuant to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              IDAHO POWER COMPANY






                 By: /s/ J LaMont Keen
                                     J LaMont Keen
                     Vice President and Chief Financial Officer


Dated:    February 27, 1996


INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareowners of Idaho Power Company:

We have audited the accompanying consolidated financial statements of Idaho Power Company and its subsidiaries listed in the accompanying index to financial statements and financial statement schedules at Item 8. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting
the   amounts  and  disclosures  in  the  financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Idaho Power Company and subsidiaries at December 31, 1995, 1994, and 1993, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Portland, Oregon

January 31, 1996

IDAHO POWER COMPANY
CONSOLIDATED STATEMENTS OF INCOME

                                             Year Ended December 31,
                                            1995      1994      1993
                                             (Thousands of Dollars)

  REVENUES (Note 1)                       $545,621  $543,658  $540,402
  EXPENSES:
  Operation:
    Purchased power (Notes 8 and 10)        54,586    60,216    45,361
    Fuel expense (Note 10)                  54,691    94,888    87,855
    Power cost adjustment (Note 1)           7,292   (12,076)   (1,551)
    Other                                  126,714   123,328   122,803
  Maintenance                               35,953    43,490    43,136
  Depreciation (Note 1)                     67,415    60,202    58,724
  Taxes other than income taxes             22,979    23,945    22,129
    Total expenses                         369,630   393,993   378,457

  INCOME FROM OPERATIONS                   175,991   149,665   161,945

  OTHER INCOME:
  Allowance for equity funds used
    during construction (Note 1)               (16)    1,680     3,060
  Other - Net                               14,372    10,480     9,924
     Total other income                     14,356    12,160    12,984

  INTEREST CHARGES:
  Interest on long-term debt                51,146    51,172    53,706
  Other interest (Notes 1 and 7)             5,309     3,261     2,750
     Total interest charges                 56,456    54,433    56,456
   Allowance for borrowed funds used during
    construction (Note 1)                   (1,442)   (1,781)   (2,465)
     Net interest charges                   55,014    52,652    53,991

 INCOME BEFORE INCOME TAXES                135,333   109,173   120,938

 INCOME TAXES (Notes 1 and 2)               48,412    34,243    36,474

 NET INCOME                                 86,921    74,930    84,464
 Dividends on preferred stock (Note 4)       7,991     7,398     6,009

 EARNINGS ON COMMON STOCK                  $78,930   $67,532   $78,455

 AVERAGE COMMON SHARES
 OUTSTANDING (000)                          37,612    37,499    36,675

 EARNINGS PER SHARE OF
 COMMON STOCK (Note 3)                     $  2.10   $  1.80   $  2.14

The accompanying notes are an integral part of these statements.


IDAHO POWER COMPANY
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                              Year Ended December 31,
                                             1995      1994      1993
                                              (Thousands of Dollars)

 RETAINED EARNINGS
 Beginning of year                        $220,838   $222,900   $212,404

 NET INCOME                                 86,921     74,930     84,464

 Total                                     307,759    297,830    296,868

 DIVIDENDS:
 Preferred stock (Note 4)                    7,991      7,398      6,009
 Common stock (per share: 1995-1993-$1.86)
  (Note 3)                                  69,941     69,594     67,959

    Total dividends                         77,932     76,992     73,968

 RETAINED EARNINGS
 End of year                              $229,827   $220,838   $222,900

The accompanying notes are an integral part of these statements.


IDAHO POWER COMPANY
CONSOLIDATED BALANCE SHEETS
ASSETS

                                                    December 31,
                                              1995      1994      1993
                                               (Thousands of Dollars)

 ELECTRIC PLANT (Notes 1, 5 and 10):
 In service (at original cost)             $2,481,830  $2,383,898  $2,249,723
 Accumulated provision for depreciation      (830,615)   (775,033)   (728,979)
  In service - Net                          1,651,215   1,608,865   1,520,744
 Construction work in progress                 20,564      46,628      92,682
 Held for future use                            1,106       1,150       2,958

    Electric plant - Net                    1,672,885   1,656,643   1,616,384

 INVESTMENTS AND OTHER PROPERTY                16,826      18,034      20,772

 CURRENT ASSETS:
 Cash and cash equivalents (Note 1)             8,468       7,748       8,228
 Receivables:
  Customer                                     33,357      31,889      29,741
  Allowance for uncollectible accounts         (1,397)     (1,377)     (1,377)
  Notes                                         5,134       4,962       5,616
  Employee notes receivable                     4,648       5,444       5,909
  Other                                        10,770       4,316       1,858
 Accrued unbilled revenues (Note 1)            25,025      29,115      25,583
 Materials and supplies (at average cost)      25,937      24,141      23,372
 Fuel stock (at average cost)                  13,063      11,310      11,553
 Prepayments (Note 9)                          20,778      21,398      20,975
 Regulatory assets associated
  with income taxes (Note 1)                    5,777       5,674       4,914

    Total current assets                      151,561     144,620     136,372

 DEFERRED DEBITS:
 American Falls and Milner water rights        32,440      32,605      32,755
 Company-owned life insurance (Note 9)         56,066      49,510      45,294
 Regulatory assets associated with income
  taxes (Note 1)                              200,379     179,311     171,569
 Regulatory assets - other (Note 1)            68,348      67,713      35,036
 Other                                         43,248      43,380      39,235

    Total deferred debits                     400,481     372,519     323,889

    TOTAL                                  $2,241,753  $2,191,816  $2,097,417

The accompanying notes are an integral part of these statements.


IDAHO POWER COMPANY
CONSOLIDATED BALANCE SHEETS
CAPITALIZATION AND LIABILITIES

                                                        December 31,
                                                 1995      1994      1993
                                                  (Thousands of Dollars)

 CAPITALIZATION (See Page 9):
 Common stock equity (Note 3):
  Common stock - $2.50 par value (shares
    authorized 50,000,000; shares outstanding
    1995 - 37,612,351, 1994 - 37,612,351
    and 1993 - 37,085,055                   $  94,031   $  94,031   $  92,713
  Premium on capital stock                    363,044     363,063     350,882
  Capital stock expense                        (4,127)     (4,132)     (4,128)
  Retained earnings                           229,827     220,838     222,900

    Total common stock equity                 682,775     673,800     662,367
 Preferred stock (Note 4)                     132,181     132,456     132,751
 Long-term debt (Note 5)                      672,618     693,206     693,780

    Total capitalization                    1,487,574   1,499,462   1,488,898

 CURRENT LIABILITIES:
 Long-term debt due within one year            20,517         517         466
 Notes payable (Note 7)                        53,020      55,000       4,000
 Accounts payable                              40,483      32,063      31,912
 Taxes accrued                                 15,409      16,394      15,452
 Interest accrued                              14,785      14,755      14,920
 Accumulated deferred income taxes
  (Notes 1 & 2)                                 5,777       5,674       4,914
 Other                                         12,866      12,574      13,731

    Total current liabilities                 162,858     136,977      85,395

 DEFERRED CREDITS:
 Regulatory liabilities associated with
  accumulated deferred investment tax
  credits (Notes 1 and 2)                      70,507      71,593      72,013
 Accumulated deferred income taxes
  (Notes 1 and 2)                             408,394     375,252     353,366
 Regulatory liabilities associated
  with income taxes (Note 1)                   34,554      35,090      34,968
 Regulatory liabilities - other (Note 1)          789         626       4,235
 Other (Note 9)                                77,076      72,816      58,542

    Total deferred credits                    591,321     555,377     523,124

 COMMITMENTS AND CONTINGENT
 LIABILITIES (Note 8)

    TOTAL                                  $2,241,753  $2,191,816  $2,097,417

The accompanying notes are an integral part of these statements.


IDAHO POWER COMPANY
CONSOLIDATED STATEMENTS OF CAPITALIZATION

                                                    December 31,
                                 1995     %      1994      %       1993     %
                                              (Thousands of Dollars)

 COMMON STOCK EQUITY (Note 3):
 Common stock               $   94,031       $   94,031       $   92,713
 Premium on capital stock      363,044          363,063          350,882
 Capital stock expense          (4,127)          (4,132)          (4,128)
 Retained earnings             229,827          220,838          222,900
    Total common stock equity  682,775    46    673,800    45    662,367   44
 PREFERRED STOCK (Note 4):
 4% preferred stock             17,181           17,456           17,751
 7.68% Series, serial
  preferred stock               15,000           15,000           15,000
 8.375% Series, serial
  preferred stock               25,000           25,000           25,000
 Auction rate preferred stock   50,000           50,000           50,000
 7.07% Series, serial
  preferred stock               25,000           25,000           25,000
    Total preferred stock      132,181     9    132,456     9    132,751    9
 LONG-TERM DEBT (Note 5):
 First mortgage bonds:
  5 1/4 % Series due 1996       20,000*          20,000           20,000
  5.33  % Series due 1998       30,000           30,000           30,000
  8.65  % Series due 2000       80,000           80,000           80,000
  6.40  % Series due 2003       80,000           80,000           80,000
  8   % Series due 2004         50,000           50,000           50,000
  9.50  % Series due 2021       75,000           75,000           75,000
  7.50  % Series due 2023       80,000           80,000           80,000
  8 3/4 % Series due 2027       50,000           50,000           50,000
  9.52  % Series due 2031       25,000           25,000           25,000
    Total first mortgage bonds 490,000          490,000          490,000
 *Amount due within one year   (20,000)             -                -
    Net first mortgage bonds   470,000          490,000          490,000
 Pollution control revenue bonds:
  5.90  % Series due 2003       24,200*          24,650*          25,050*
  6.0   % Series due 2007       24,000           24,000           24,000
  7 1/4 % Series due 2008        4,360            4,360            4,360
  7 5/8 % Series 1983 - 1984
   due 2013 - 2014              68,100           68,100           68,100
  8.30 % Series 1984 due 2014   49,800           49,800           49,800
    Total pollution control
      revenue bonds            170,460          170,910          171,310
 *Amount due within one year      (450)            (450)            (400)
    Net pollution control
     revenue bonds             170,010          170,460          170,910
 REA notes                       1,700            1,768            1,834
 Amount due within one year        (67)             (67)             (66)
    Net REA notes                1,633            1,701            1,768
 American Falls bond guarantee  20,740           20,905           21,055
 Milner Dam note guarantee      11,700           11,700           11,700
 Unamortized premium/
  discount-Net (Note 1)         (1,466)          (1,560)          (1,653)
    Total long-term debt       672,618   45     693,206   46     693,780   47
 TOTAL CAPITALIZATION       $1,487,574  100  $1,499,462  100  $1,488,898  100

The accompanying notes are an integral part of these statements.


IDAHO POWER COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  Year Ended December 31,
                                                 1995      1994      1993
                                                  (Thousands of Dollars)
 OPERATING ACTIVITIES:
 Cash received from operations:
  Retail revenues                              $468,821   $457,202  $434,625
  Wholesale revenues                             59,260     62,110    84,726
  Other revenues                                 22,825     23,711    23,411
 Fuel paid                                      (61,741)   (94,530)  (83,885)
 Purchased power paid                           (52,526)   (62,592)  (50,246)
 Other operation & maintenance paid            (154,209)  (171,774) (162,014)
 Interest pd. (incl. long and
  short-term debt only)                         (54,303)   (52,376)  (56,348)
 Income taxes paid                              (40,402)   (16,518)  (32,512)
 Taxes other than income taxes paid             (22,939)   (21,698)  (22,165)
 Other operating cash receipts and payments-Net   3,644      2,122     8,213
     Net cash provided by operating activities  168,430    125,657   143,805
 FINANCING ACTIVITIES:
 First mortgage bonds issued                        -          -     188,136
 PC bond fund requisitions/other long-term debt     -          -       5,594
 Common stock issued                                -       13,402    26,781
 Preferred stock issued                             -          -      24,781
 Short-term borrowings - Net                     (2,000)    51,000    (2,140)
 Long-term debt retirement                         (519)      (466) (191,878)
 Preferred stock retirement                        (151)      (166)      (65)
 Dividends on preferred stock                    (7,888)    (7,565)   (5,914)
 Dividends on common stock                      (69,967)   (69,594)  (67,959)
 Other sources                                     (781)       -         -
     Net cash - financing activities            (81,306)   (13,389)  (22,664)
 INVESTING ACTIVITIES:
 Additions to utility plant                     (83,965)  (110,523) (122,949)
 Conservation                                    (5,688)    (6,830)   (6,687)
 Other                                            3,249      4,605    11,757
     Net cash - investing activities            (86,404)  (112,748) (117,879)
 Change in cash and cash equivalents                720       (480)    3,262
 Cash and cash equivalents beginning of year      7,748      8,228     4,966
     Cash and cash equivalents end of year     $  8,468  $   7,748  $  8,228


RECONCILIATION OF NET INCOME TO NET
 CASH PROVIDED BY OPERATING
 ACTIVITIES:
 Net income                                    $ 86,921  $ 74,930   $ 84,464
 Adjustments to reconcile net income to net cash:
  Depreciation                                   67,415    60,202     58,724
  Deferred income taxes                          11,539    14,265      5,997
  Investment tax credit - Net                    (1,086)   (1,064)    (1,583)
  Allowance for funds used during construction   (1,425)   (3,461)    (5,525)
  Postretirement benefits funding (excl
   pensions)                                     (2,857)   (5,182)    (7,481)
  Changes in operating assets and liabilities:
    Accounts receivable                           5,285      (635)     2,360
    Fuel inventory                               (7,050)      358      3,970
    Accounts payable                              2,061    (2,376)    (4,885)
    Taxes payable                                (2,519)    7,296     (1,141)
    Interest payable                              2,100     1,656     (1,010)
  Other - Net                                     8,046   (20,332)     9,915
    Net cash provided by operating activities  $168,430  $125,657  $ 143,805

The accompanying notes are an integral part of these statements.


IDAHO POWER COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Idaho Energy Resources Co (IERCo), Ida-West Energy Company (Ida-West), IDACORP, Inc., Idaho Utility Products Company (IUPCo), and Stellar Dynamics. All significant intercompany transactions and balances have been eliminated in consolidation.

SYSTEM OF ACCOUNTS - The Company is an electric utility and its accounting records conform to the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission (FERC) and adopted by the public utility commissions of Idaho, Oregon, Nevada and Wyoming.

ELECTRIC PLANT - The cost of additions to electric plant in service represents the original cost of contracted services, direct labor and material, allowance for funds used during construction and indirect charges for engineering, supervision and similar overhead items. Maintenance and repairs of property and replacements and renewals of items determined to be less than units of property are charged to operations. For property replaced or renewed the original cost plus removal cost less salvage is charged to accumulated provision for depreciation while the cost of related replacements and renewals is added to electric plant.

ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION (AFDC) - The allowance, a non-cash item, represents the composite interest costs of debt, shown as a reduction to interest charges, and a return on equity funds, shown as an addition to other income, used to finance construction. While cash is not realized currently from such allowance, it is realized under the ratemaking process over the service life of the related property through increased revenues resulting from higher rate base and higher depreciation expense. Based on the uniform formula adopted by the FERC, the Company's weighted average monthly AFDC rates for 1995, 1994 and 1993 were 6.1 percent, 8.2 percent and 9.6 percent, respectively.

REVENUES - In order to match revenues with associated expenses, the Company accrues unbilled revenues for electric services delivered to customers but not yet billed at month-end.

POWER COST ADJUSTMENT- The Company has in place, in its Idaho jurisdiction, a Power Cost Adjustment (PCA) mechanism which allows Idaho's retail customer rates to be adjusted annually to reflect the Idaho share of forecasted net power supply costs. Deviations from forecasted costs are deferred with interest and then adjusted (trued-up) in the subsequent year.

DEPRECIATION - All electric plant is depreciated using the straight-line method. Annual depreciation provisions as a percent of average depreciable electric plant in service approximated
2.90 percent in 1995, 2.93 percent in 1994 and 2.92 percent in 1993 and are considered adequate to amortize the original cost over the estimated service lives of the properties.

INCOME TAXES - The Company follows the liability method of completing deferred taxes on all temporary differences between book and tax basis of assets and liabilities and adjust deferred tax liabilities and assets for enacted changes in tax laws or rates. Consistent with orders and directives of the Idaho Public Utilities Commission (IPUC), the regulatory authority having principal jurisdiction, deferred income taxes (commonly referred to as normalized accounting) are provided for the difference between income tax depreciation and straight-line depreciation on coal-fired generation facilities and properties acquired after 1980. On other facilities, deferred income taxes are provided for the difference between accelerated income tax depreciation and straight-line depreciation using tax guideline lives on assets acquired prior to 1981. Deferred income taxes are not provided for those income tax timing differences where the prescribed regulatory accounting methods do not provide for current recovery in rates. Regulated enterprises are required to recognize such adjustments as regulatory assets or liabilities if it is probable that such amounts will be recovered from or returned to customers in future rates (see Note 2).

The  state of Idaho allows a three percent investment tax  credit
(ITC) upon certain plant additions. ITC earned on regulated assets are deferred and amortized to income over the estimated service lives of the related properties and credits earned on non-regulated assets or investments are recognized in the year earned.

In 1995, the Company received an accounting order from the IPUC approving acceleration of amortization of up to $30.0 million of regulatory liabilities associated with deferred ITC to non-operating income subject to Internal Revenue Service (IRS) and the Idaho State Tax Commission (STC) approvals. The IRS application for approval has been filed and the STC has approved the application. Acceleration of ITC amortization is to be utilized  until  the actual return on year-end common  equity  is
11.5 percent. No accelerated ITC was recognized in 1995.

CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and highly liquid temporary investments with original maturity dates of three months or less.

REGULATION OF UTILITY OPERATIONS - The Company follows Statement of Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation", and its financial statements reflect the effects of the different ratemaking principles followed by the various jurisdictions regulating the Company. Pursuant to SFAS No. 71 the Company capitalizes, as deferred regulatory assets, incurred costs which are expected to be recovered in future utility rates. The Company also records as deferred regulatory liabilities the current recovery in utility rates of costs which are expected to be paid in the future.

The following is a breakdown of regulatory assets and liabilities for the years 1995, 1994 and 1993:

                                1995              1994              1993
                          Assets    Liab.   Assets    Liab.    Assets   Liab.
                                          (Millions of Dollars)

  Income taxes            $206.2   $ 34.6   $185.0   $ 35.1    $176.5  $ 35.0
  Conservation              36.3              29.7              21.2
  Employee benefits                   8.3               9.5               7.4
  Other                     23.7      0.7     28.5      0.6      6.4      4.2
  Accumulated deferred
  investment tax credits             70.5              71.6              72.0
    Total                 $274.5   $105.8   $252.7   $107.3   $211.5   $111.2


The regulatory environment is becoming more complex resulting from the expanding effects of competition. In the event that recovery of cost through rates becomes unlikely or uncertain, this may force the Company away from the cost of service ratemaking and SFAS No. 71 would no longer apply. If the Company were to discontinue application of SFAS No. 71 for some or all of its operations then these items may represent stranded investments. Certain regulators are currently reviewing ways to allow the electric utilities to recover these investments in the event the customers are allowed to choose their energy supplier. However, if the Company is not allowed recovery of these investments it would be required to write off the applicable portion of regulatory assets and the financial effects could be significant. At December 31, 1995, the Company had $17.6 million of regulatory assets that were not earning a return on investment excluding the $206.2 million that relates to income taxes.

OTHER ACCOUNTING POLICIES - Debt discount, expense and premium are being amortized over the terms of the respective debt issues.

RECLASSIFICATIONS - Certain items previously reported for years prior to 1995 have been reclassified to conform with the current year's presentation. Net income was not affected by these reclassifications.

2. INCOME TAXES:
                                                1995       1994      1993
                                                  (Thousands of Dollars)

 A  reconciliation between the statutory federal income tax  rate and the effective rate is as follows:
 Computed income taxes based on
  statutory federal income tax rate          $ 47,367   $ 38,210   $ 42,328
 Change in taxes resulting from:
  AFUDC                                          (504)    (1,211)    (1,798)
  Investment tax credits                       (2,837)    (3,351)    (2,898)
  Repair allowance                             (3,150)    (1,575)    (2,975)
  Elimination of amounts provided
    in prior years                             (1,963)    (2,607)    (4,686)
  Current state income taxes                    3,275      1,496      2,693
  Depreciation                                  5,493      2,812      4,116
  Other                                           731        469       (306)
 Total provision for federal and state
  income taxes                                $48,412    $34,243   $ 36,474
 Effective tax rate                             35.8%      31.4%      30.2%
The provision for income taxes consists of the following:
 Income taxes currently payable:
  Federal                                     $33,456    $19,617    $27,892
  State                                         4,503      1,425      4,168
    Total                                      37,959     21,042     32,060
 Income taxes deferred - Net of amortization:
  Federal                                      10,904     12,595      5,928
  State                                           635      1,670         69
    Total                                      11,539     14,265      5,997
 Investment and other tax credits:
  Deferred                                      1,751      1,643      1,315
  Restored                                     (2,837)    (2,707)    (2,898)
    Total                                      (1,086)    (1,064)    (1,583)
 Total provision for income taxes            $ 48,412   $ 34,243   $ 36,474
The tax effects of significant items comprising the
 Company's net deferred tax liability are as follows:
 Deferred tax Liabilities:
  Property, plant and equipment              $237,655   $225,444   $217,343
  Regulatory asset                            206,156    184,986    176,483
  Investment tax credit                        70,507     71,593     72,013
  Conservation programs                        11,746      4,704      2,739
  Other                                        18,489     17,811     11,384
    Total                                     544,553    504,538    479,962
 Deferred tax assets:
  Regulatory liability                         34,554     35,090     34,968
  Advances for construction                    14,823     10,542      8,103
  Other                                        10,498      6,387      6,598
    Total                                      59,875     52,019     49,669
 Net deferred tax liabilities                $484,678   $452,519   $430,293


The Company has settled Federal and Idaho tax liabilities on all open years through the 1992 tax year except for amounts related to a partnership which, in management's opinion, have been adequately accrued for.


3. COMMON STOCK:

Changes in shares of the common stock of the Company for 1995, 1994 and 1993 were as follows:

                                           Common Stock
                                                               Premium
                                                   $2.50 Par  on Capital
                                         Shares      Value      Stock
                                             (Thousands of Dollars)

  Balance at December 31, 1992         36,186,527   $ 90,466   $326,338
   Gain on reacquired 4% preferred
    stock (Note 4)                            -          -           50
  Stock purchase plans                    898,528      2,247     24,494

  Balance at December 31, 1993         37,085,055     92,713    350,882
  Gain on reacquired 4% preferred
    stock (Note 4)                            -          -          126
  Stock purchase plans                    527,296      1,318     12,055

  Balance at December 31, 1994         37,612,351     94,031    363,063
  Gain on reacquired 4% preferred
    stock (Note 4)                            -          -          117
  Restricted Stock Plan (Note 9)              -          -         (136)

  Balance at December 31, 1995         37,612,351   $ 94,031   $363,044

During the period of January 1993 through May 1994, the Company issued original issue shares of common stock for its Dividend Reinvestment and Stock Purchase Plan and the Employee Savings Plan. During 1993 and 1994 common shares totaling 898,528 and 527,296 respectively, were issued to these plans.

As  of  December  31,  1995, the Company  had  2,791,321  of  its
authorized  but  unissued  shares of common  stock  reserved  for
future  issuance  under  its  Dividend  Reinvestment  and   Stock
Purchase Plan and Employee Savings Plan.

On January 11, 1990, the Board of Directors adopted a Shareowner Rights Plan (Plan). Under the Plan, the Company declared a distribution of one Preferred Stock Right (Right) for each of the Company's outstanding Common shares held on January 29, 1990 or issued thereafter. The Rights are currently not exercisable and will be exercisable only if a person or group (Acquiring Person) either acquires ownership of 20 percent or more of the Company's Voting Stock or commences a tender offer that would result in ownership of 20 percent or more. The Company may redeem the Rights at a price of $0.01 per Right anytime prior to acquisition by an Acquiring Person of a 20 percent position.

Following the acquisition of a 20 percent position, each Right will entitle its holder, subject to regulatory approval, to purchase for $85 that number of shares of Common Stock or Preferred Stock having a market value of $170.

If after the Rights become exercisable, the Company is acquired in a merger or other business combination, 50 percent or more of its consolidated assets or earnings power are sold or the Acquiring Person engages in certain acts of self-dealing, each Right entitles the holder to purchase for $85, shares of the acquiring company's Common Stock having a market value of $170. Any Rights that are or were held by an Acquiring Person become void if either of these events occurs. The Rights expire on January 11, 2000.


4. PREFERRED STOCK:

The  number of shares of preferred stock outstanding at  December
31, 1995, 1994 and 1993 were as follows:

                                     Shares Outstanding at
                                           December 31,         Call Price
                                     1995     1994    1993      Per Share
  Preferred stock:
   Cumulative, $100 par value:

    4% preferred stock
     (authorized 215,000 shares)   171,813  174,556  177,506     $104.00

    Serial preferred stock,
     7.68% Series (authorized
     150,000 shares)               150,000  150,000  150,000     $102.97

   Serial preferred stock, cumulative,
    without par value; total of 3,000,000
     shares authorized:

    8.375% Series, $100 stated
     value, (authorized 250,000
     shares)(a)                     250,000  250,000  250,000  $105.58 to
                                                                  $100.37

    7.07% Series, $100 stated
     value, (authorized 250,000
     shares)(b)                     250,000  250,000  250,000  $103.535 to
                                                                  $100.354

    Auction rate preferred stock,
     $100,000 stated value,
     (authorized 500 shares)(c)         500      500      500   $100,000.00

   Total                            822,313  825,056  828,006

(a)   Not redeemable prior to October 1, 1996.
(b)   Not redeemable prior to July 1, 2003.
(c) Dividend rate at December 31, 1995 was 4.49% and ranged between 4.36% and 4.71% during the year.

During 1995, 1994 and 1993 the Company reacquired and retired 2,743; 2,950 and 1,229 shares of 4% preferred stock resulting in a net addition to premium on capital stock of $117,346, $126,066 and $50,151 respectively. As of December 31, 1995 the overall effective cost of all outstanding preferred stock was 6.28 percent.


5. LONG-TERM DEBT:

The amount of first mortgage bonds issuable by the Company is limited to a maximum of $900,000,000 and by property, earnings and other provisions of the mortgage and supplemental indentures thereto. Substantially all of the electric utility plant is subject to the lien of the indenture. Pollution Control Revenue Bonds, Series 1984, due December 1, 2014, are secured by First Mortgage Bonds, Pollution Control Series A, which were issued by the Company and are held by a Trustee for the benefit of the bondholders.

First mortgage bonds maturing during the five-year period ending 2000 are $20,000,000 in 1996, $30,000,000 in 1998 and $80,000,000
in 2000. Sinking fund requirements for the first mortgage bonds outstanding at December 31, 1995 are $5,398,000 per year. These requirements may be met by the deposit of cash, deposit of bonds, or by certification of property additions at the rate of 167% of requirements. The Company's practice is to certify additional property to meet the sinking fund requirements. In September 1993, 1994, and 1995 $400,000, $400,000 and $450,000
respectively, of the 5.90% Series, Pollution Control Revenue Bonds, were retired pursuant to sinking fund requirements for those years. Sinking fund requirements during the five-year period ending 2000 for pollution control bonds outstanding at December 31, 1995 are $450,000 in 1996 and $500,000 in 1997
through 2000. At December 31, 1993, 1994 and 1995, the overall effective cost of all outstanding first mortgage bonds and pollution control revenue bonds for all three years was 8.02 percent.


6. FAIR VALUE OF FINANCIAL INSTRUMENTS:

The estimated fair value of the Company's financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash and cash equivalents, customer and other receivables, notes payable, accounts payable, interest accrued, and taxes accrued are reported at their carrying value as these are a reasonable estimate of their fair value. The total estimated fair value of long-term debt was approximately $762,575,000 for 1993, $682,647,000 for 1994 and $731,168,000 for 1995. The estimated fair values for long-term debt are based upon quoted market prices of the same or similar issues.


7. NOTES PAYABLE:

At January 1, 1996, the Company had regulatory authority to incur up to $150,000,000 of short-term indebtedness. Under this authority, total lines of credit maintained with various banks amounted to $85,000,000. Under annual borrowing arrangements with these banks, the Company is required to pay a fee of 8/100 of 1 percent on the available and committed lines of credit. Commercial paper may be issued in an amount not to exceed 25 percent of revenues for the latest twelve-month period subject to the $150,000,000 maximum described above and are supported by bank lines of credit of an equal amount.

Balances and interest rates of short-term borrowings were as follows:

                                            Year Ended December 31,
                                            1995      1994     1993
                                             (Thousands of Dollars)
  Balance at end of year                  $53,020   $55,000   $4,000
  Effective annual interest rate
   at end of year                            6.0%      6.1%     6.9%(a)

  (a) Effective rate has been inflated by the commitment fees being larger than the interest paid for the year.
   If the commitment fees were excluded the effective annual interest rate at end of the year would have been 3.6%.

8. COMMITMENTS AND CONTINGENT LIABILITIES:

Commitments under contracts and purchase orders relating to the Company's program for construction and operation of facilities amounted to approximately $2,600,000 at December 31, 1995. The commitments are generally revocable by the Company subject to reimbursement of manufacturers' expenditures incurred and/or other termination charges.

The Company is currently purchasing energy from 65 on-line cogeneration and small power production facilities with contracts ranging from 1 to 32 years. Under these contracts the Company could be required to purchase up to 782,000 (MWH) annually. During the fiscal year ended December 31, 1995, the Company purchased 654,000 (MWH) at a cost of $38.0 million.

The Company is party to various legal claims, actions, and complaints, certain of which involve material amounts. Although the Company is unable to predict with certainty whether or not it will ultimately be successful in these legal proceedings, or, if not, what the impact might be, based upon the advice of legal counsel, management presently believes that disposition of these matters will not have a material adverse effect on the Company's financial position, results of operation or cash flow.


9. BENEFIT PLANS:

Incentive Plan - The Company implemented two annual incentive plans effective January 1, 1995. The Executive Annual Incentive Plan and the Employee Incentive Plan tie a portion of each employee's compensation to achieving annual operational and financial goals. The plans share common goals designed to promote safety, control capital expenditures, control operation and maintenance expenses and increase annual earnings per share. At December 31, 1995 the Company had recorded $2,898,785 of incentive for the Plans.

Restricted Stock Plan - The 1994 Restricted Stock Plan ("Plan") approved by shareholders at the May 1994 Annual Meeting was implemented January 1, 1995 as an equity-based long-term incentive plan. The performance-based grant approach and administrative guidelines for the Plan were developed by the Compensation Committee of the Board of Directors ("Committee") during 1994. At December 31, 1995, there were 370,000 shares reserved for the Plan. The first grant under the Plan was made to all officers during January 1995. For the first grant, the Committee has selected a three-year restricted period beginning January 1, 1995, through December 31, 1997, with a single financial performance goal of Cumulative Earnings Per Share ("CEPS"). Final award amounts will depend on the attainment by the Company of the CEPS performance goal established by the Committee and may be prorated in the event of death, disability or retirement of an officer based on the number of whole months of service the officer completes during the Restricted Period. Upon the officer's termination of employment during the Restricted Period for any other reason, all such shares will be forfeited by the officer to the Trustee.

During 1995, the Company purchased and granted 9,480 shares of the Company's common stock for this Plan. Of this amount 360 shares were forfeited in 1995. Restricted stock awards are compensatory awards and the Company accrued compensation expense of $91,200 for 1995 (which was charged to operations) based upon the market value of the earned shares.

Pension Plan - The Company maintains a trusteed noncontributory defined benefit pension plan for all employees who work 1,000 hours or more during a calendar year. The benefits under the plan are based on years of service and the employee's final average earnings. The Company's policy is to fund with an independent corporate trustee at least the minimum required under the Employee Retirement Income Security Act of 1974 but not more than the maximum amount deductible for income tax purposes. The Company funded $5.9 million in 1995, $5.5 million in 1994 and $5.0 million in 1993. The plan's assets held by the trustee consist primarily of listed stocks (both U.S. and foreign), fixed income securities and investment grade real estate.

Deferred Compensation Plan - The Company has a nonqualified, deferred compensation plan for certain senior management employees and directors that provides for supplemental retirement and death benefit payments to the participant and his or her family. The plan is being financed by life insurance policies, of which the Company is the beneficiary, with premiums being paid by the Company. These policies have accumulated cash values of $53.0, $47.1 and $42.4 million at December 31, 1995, 1994 and
1993, respectively, which do not qualify as plan assets in the actuarial computation of the funded status. Based upon SFAS No. 87, the Company has recorded a net liability of $21.5 million as of December 31, 1995.

The following tables set forth the amounts recognized in the Company's financial statements and the funded status of both plans in accordance with accounting standard SFAS No. 87, "Employers' Accounting for Pensions."

Plan Costs for the Year:                   1995       1994      1993
                                             (Thousands of Dollars)
Pension plan:
  Service cost                           $ 5,167   $ 6,049   $ 4,496
  Interest cost                           12,998    12,263    11,688
  Actual return on plan assets           (45,990)      312   (23,322)
  Deferred gain (loss) on plan assets     31,489   (15,584)    9,848
   Net cost                              $ 3,664   $ 3,040   $ 2,710
  Approximate percentage included in
   operating expenses                        65%       67%       66%

Net deferred compensation plan costs charged to other
  income (including life insurance and SFAS No. 87
  liability accrual)(a)                  $    37   $   508   $ 1,372

(a) These charges to the Income Statement have been reduced by gains from the Company-Owned Life Insurance of $2,320;
  $2,724, and $1,638, for 1995, 1994 and 1993, respectively.

Funded status and significant assumptions as of December 31:

                                                          Deferred
                              Pension Plan           Compensation Plan
                       1995      1994      1993     1995     1994     1993
                                       (Thousands of Dollars)
Actuarial present value
 of benefit obligations:
 Vested benefit
  obligation        $145,334  $128,162  $134,292  $ 21,530  $19,148  $ 24,024
 Accumulated benefit
  obligation        $150,688  $132,766  $139,270  $ 21,530  $19,148  $ 24,027
 Projected benefit
  obligation        $193,133  $167,103  $179,895 $ 22,111  $ 19,681  $ 30,114

Plan assets at fair
  value              204,760   165,839   169,920      -         -         -

Plan assets in excess
 of (or less than)
 projected benefit
 obligation           11,627    (1,264)   (9,975) (22,111)  (19,681)  (30,114)

Unrecognized net (gain)
  loss from past
  experience different
  from that assumed   (8,341)    6,040    17,295    4,389     2,173     7,295

Unrecognized prior
 service cost          5,941     6,365     1,460   (3,097)   (3,516)    2,546

Unrecognized net
 (asset) obligation
 existing at date of
 initial adoption
 (19.5 year straight
 -line amortization)  (2,493)   (2,756)   (3,019)   5,827     6,440     7,053

Minimum liability
 adjustment              -         -         -     (6,538)   (4,564)  (10,807)

Net asset (liability)
 included in the
 balance sheet       $ 6,734   $ 8,385   $ 5,761 $(21,530) $(19,148) $(24,027)

Discount rate to
 compute projected
 benefit obligation    7.25%      8.0%      7.0%    7.25%      8.0%      7.0%

Rate for future
 compensation
 increases               4.5       4.5       4.5      4.5       4.5       4.5
Expected long-term
 rate of return on
 plan assets             9.0       9.0       9.0        -         -         -



Supplemental Employee Retirement Plan (SERP) - The Company has a nonqualified SERP that provides benefits in excess of Internal Revenue Service limits (Section 401 (a) (17) of the Internal Revenue Code) for highly paid individuals. The projected benefit obligation of this plan was $1,581,000, $857,000 and $525,000 at December 31, 1995, 1994 and 1993, respectively, with accrued pension costs of $682,000, $396,000 and $226,000. The Company's net periodic pension cost of this plan was $184,000, $125,000 and $36,000 for the same periods.

Savings Plan - The Company has an Employee Savings Plan whereby, for each $1 of employee contribution up to 6 percent of their base salary the Company will match 100 percent of the first 2 percent employee contribution and 50 percent of the next 4 percent employee contribution, all such amounts to be invested by a trustee to any or all of seven investment options. The Company's contribution amounted to $2,426,840 in 1995, $2,410,200 in 1994 and $2,283,200 in 1993.

Postretirement Benefits - The Company maintains a defined benefit postretirement plan (consisting of health care and life insurance) that covers all employees who were enrolled in the active group plan at the time of retirement, their spouses and qualifying dependents. The plan provides for payment of hospital services, physician services, prescription drugs, dental services and various other health services, some of which have annual or lifetime limits, after subtracting payments by Medicare or other providers and after a stated deductible and co-payments have been met. Participants become eligible for the benefits if they retire from the Company after reaching age 55 with 15 years of service or after 30 years of service. The plan is contributory with retiree contributions adjusted annually. For those retirees that were age 65 or older at December 31, 1992 the plan is noncontributory. The Company also provides life insurance of one times salary for pre-65 retirees and $20,000 for post-65 retirees with the retirees paying a portion of the cost.

The following tables set forth the amounts to be recognized in the Company's financial statements for year-end 1995, 1994 and 1993 and the funded status of the plan in accordance with accounting standard SFAS No. 106 as of December 31:

                                              1995      1994      1993
Postretirement Benefit Cost:                   (Thousands of Dollars)
 Service Cost                              $   763   $   855   $   750
 Interest Cost                               3,571     3,334     3,610
 Actual return on plan assets               (1,116)   (1,114)     (860)
 Amortization of transition
  obligation (20 year amortization)          2,040     2,040     2,040
 Net amortization and deferral                 -         -         -
 Regulatory assets                             506    (1,907)   (3,548)
 Voluntary severance program                    64       -         -
  Net cost                                 $ 5,828   $ 3,208   $ 1,992


                                              1995      1994      1993
Funded Status:                                 (Thousands of Dollars)
 Accumulated postretirement
   benefit obligation (APBO)              $(48,928  $(45,001)  $(48,290)
 Plan assets at fair value                  15,920    12,116     11,840
 APBO in excess of plan assets             (33,008)  (32,885)   (36,450)
 Unrecognized gain/losses                      378       773      4,670
 Unrecognized transition obligation         34,680    36,720     38,760
 Prepaid postretirement benefit cost       $ 2,050   $ 4,608    $ 6,980

Discount rate                                7.50%     8.25%      7.25%
Medical and dental inflation rate             6.75      7.25       6.75
Long-term plan assets expected return          9.0       9.0        9.0


A  one  percent change in the medical inflation rate would change the  APBO by 7.2 percent and the postretirement expense for  1995 by 8.6 percent.

The Company has a retiree medical benefits funding program which consists of life insurance policies on active employees of which the Company is the beneficiary, and a qualified Voluntary Employees Beneficiary Association (VEBA) Trust. The net charge to other income for the life insurance policies was $1,754,300 in 1995, $776,400 in 1994 and $632,500 in 1993. The funding to the
VEBA  was  $916,200 in 1995, $743,600 in 1994 and  $2,692,000  in
1993 and recorded as a prepayment. The VEBA trust represents plan assets which are invested in variable life insurance policies, Trust Owned Life Insurance (TOLI), on active employees. Inside buildup in the TOLI policies is tax deferred and tax free if the policy proceeds are paid to the Trust as death benefits. The investment return assumption reflects an expectation that investment income in the VEBA will be substantially tax free.

Postemployment Benefits - The Company provides certain benefits to former or inactive employees, their beneficiaries, and covered dependents after employment but before retirement. The Company accrues for such postemployment benefits. These benefits include salary continuation and related health care and life insurance for both long and short-term disability plans, workmen's compensation and health care for surviving spouse and dependent plan. The Company recognizes a deferred asset which represents future revenue expected to be realized at the time the postemployment benefits are included in the Company's rates. The Company has recorded a liability of $3.7 million and a regulatory asset of $3.4 million which represents the costs associated with postemployment benefits at December 31, 1995. The Company received IPUC Order No. 25880 authorizing the amortization of the regulatory asset over a 10-year period.


10.ELECTRIC PLANT IN SERVICE AND JOINTLY-OWNED PROJECTS:

The following table sets out the major classifications of the Company's electric plant in service and accumulated provision for depreciation for the years 1995, 1994, and 1993.

  Electric Plant in Service:       1995          1994           1993
                                        (Thousands of Dollars)
  Production                   $1,350,239     $1,303,572    $1,229,237
  Transmission                    330,812        308,055       298,201
  Distribution                    648,549        625,149       582,604
  General and other               152,230        147,122       139,681
    Total in service            2,481,830      2,383,898     2,249,723
    Accumulated provision for
     depreciation                (830,615)      (775,033)     (728,979)
    In service - Net           $1,651,215     $1,608,865   $ 1,520,744

The Company is involved in the ownership and operation of three jointly-owned generating facilities. The Consolidated Statements of Income include the Company's proportionate share of direct operation and maintenance expenses applicable to the projects.

Each  facility and extent of Company participation as of December
31, 1995 are as follows:

                                        Company Ownership
                                                  Accumulated
                                  Electric Plant  Provision For
Name of Plant/Location          In Service       Depreciation    %     MW
                                (Thousands of Dollars)
Jim Bridger Units 1-4/
   Rock Springs, WY             $379,008         $159,721      33     693

Boardman/
   Boardman, OR                   60,368           26,087      10      53

Valmy Units 1 & 2/
   Winnemucca, NV                299,189          105,612      50     261

The Company's wholly-owned subsidiary, IERCO, is a joint venturer in Bridger Coal Company, which operates the mine supplying coal for the Jim Bridger steam generation plant. Coal purchased by the Company from the joint venture amounted to $44,278,000 in 1995, $46,097,000 in 1994 and $45,424,000 in 1993.

The Company has contracts to purchase the energy from five PURPA Qualified Facilities which are 50 percent owned by Ida-West. Power purchased from these facilities amounted to $8,695,800 in 1995, $7,139,000 in 1994 and $5,975,093 in 1993.
IDAHO POWER COMPANY
SCHEDULE II - CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 1995, 1994 and 1993

                                          Column C
        Column A          Column B       Additions       Column D  Column E
                                               Charged             Balance
                         Balance At  Charged (Credited)               At
                          Beginning    to     to Other  Deductions  End Of
     Classification       Of Period  Income   Accounts      (1)     Period
                         (Thousands of Dollars)

1995:
 Reserves Deducted From
  Applicable Assets:
   Reserve for
     uncollectible
     accounts            $1,377      $  217    $2,927(2)   $3,124      $1,397
  Other Reserves:
   Injuries and damages
     reserve             $1,500      $1,364    $   -       $1,364      $1,500
   Miscellaneous
     operating reserves  $  940      $  460    $ (176)     $   81      $1,143

1994:
 Reserves Deducted From
  Applicable Assets:
   Reserve for
     uncollectible
     accounts            $1,377      $1,360    $1,018(2)   $2,378      $1,377
  Other Reserves:
   Injuries and damages
     reserve             $1,500      $1,804    $   -       $1,804      $1,500
   Miscellaneous
     operating reserves  $  748      $  429    $ (156)     $   81      $  940

1993:
 Reserves Deducted From
  Applicable Assets:
   Reserve for
     uncollectible
     accounts            $1,421      $1,174    $1,001(2)   $2,219      $1,377
  Other Reserves:
   Injuries and damages
     reserve             $1,500      $2,820    $   -       $2,820      $1,500
   Miscellaneous
     operating reserves  $   -       $  870    $  332      $  454      $  748

NOTES:    (1)  Represents deductions from the reserves for purposes for which the reserves were created.
          (2)  Represents collections of accounts previously written off.